UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the 2021 Annual Meeting of Stockholders of PriceSmart, Inc. (the “Company”) held on February 4, 2021 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2013 Equity Incentive Award Plan, as amended (the “Plan”). The Plan was amended to increase the total number of shares authorized for issuance under the Plan by 500,000 shares.

A detailed summary of the amendment to the Plan is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 18, 2020 (the “Proxy Statement”) under the caption “Proposal 3--Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended.” That detailed summary of the amendment to the Plan and the foregoing description of the amendment to the Plan are qualified in their entirety by reference to the full text of the Plan, as amended and restated to date, which is filed hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on February 4, 2021 through a virtual meeting platform at www.virtualshareholdermeeting.com/PSMT2021. As of the record date, there were 30,738,334 shares outstanding and entitled to vote. There were 29,692,347 shares voted during the meeting or by proxy. Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each of the Board’s nominees received such a plurality and was re-elected to the Board. The results of the stockholder vote are set forth below.

1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	28,600,061	392,336	699,950
Jeffrey Fisher	28,756,075	236,322	699,950
Gordon H. Hanson	28,881,466	110,931	699,950
Beatriz V. Infante	28,773,381	219,016	699,950
Leon C. Janks	28,395,248	597,149	699,950
Mitchell G. Lynn	28,882,628	109,769	699,950
Patricia Márquez	28,952,252	40,145	699,950
Robert E. Price	28,489,513	502,884	699,950
David Snyder	28,952,598	39,799	699,950
Edgar Zurcher	28,265,163	727,234	699,950

2. To approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2020:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	26,547,869	2,413,163	31,365	699,950

3. To approve the amendment to the 2013 Equity Incentive Award Plan

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	28,281,497	699,018	11,882	699,950

4. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2021.

	Votes For	Votes Against	Abstain
Total Shares Voted	29,331,768	354,292	6,287

Item 8.01. Other Events.

On February 4, 2021, the Company’s Board of Directors declared a cash dividend in the total amount of $0.70 per share, with $0.35 per share payable on February 26, 2021 to stockholders of record as of February 15, 2021 and $0.35 per share payable on August 31, 2021 to stockholders of record as of August 15, 2021. Future dividends and the establishment of record and payment dates is subject to determination by the Board of Directors in its discretion, after its review of the Company’s financial performance and anticipated capital requirements, taking into account the uncertainty surrounding the ongoing effects of the COVID-19 pandemic on our results of operations and cash flows.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included in this Form 8-K:

Exhibit No.	Description
10.1(1)	2013 Equity Incentive Award Plan, as amended and restated.

(1)Incorporated by reference to Appendix B to the Company’s proxy statement on Schedule 14A relating to the 2021 Annual Meeting of Stockholders of the Company filed with the Commission on December 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2021	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary